EXHIBIT 10.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into as of August 14, 2014, by and among Richard Galterio (“Agent”) as agent for the Investors (as defined in that certain Noteholder Agency Appointment Agreement by and between the Investors and Agent, the “Agency Agreement”)) (each a “Subordinated Creditor” and collectively the "Subordinated Creditors"), Midwest Energy Emissions Corp., a Delaware corporation (“Borrower”) and MES, Inc., a North Dakota corporation (the “Guarantor”) (Borrower and Guarantor shall be referred to herein as the “Credit Parties”) and AC Midwest Energy LLC, a Delaware limited liability company (“Senior Lender”).

R E C I T A L S

A. Borrower, Guarantor and Senior Lender have entered into that certain Financing Agreement] dated the date of this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lender has agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to Borrower.  All of Borrower’s and Guarantor’s obligations to Senior Lender under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined)are secured by junior Liens (as hereinafter defined) in certain of the now existing and hereafter acquired personal property of Borrower and Guarantor (the “Collateral”).

B. Borrower has issued certain promissory notes (as listed on the attached Exhibit A) to Subordinated Creditors (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Notes") in the aggregate original principal amount of $1,902,500.00. All of Borrower's obligations to Subordinated Creditors under the Subordinated Notes are secured by senior Liens on the Collateral.

C. As an inducement to and as one of the conditions precedent to the agreement of Senior Lender to make the loans and financial accommodations contemplated by the Senior Credit Agreement, Senior Lender has required the execution and delivery of this Agreement by Agent on behalf of the Subordinated Creditors and the Credit Parties in order to set forth the relative rights and priorities of Senior Lender and Subordinated Creditors under the Senior Debt Documents (as hereinafter defined) and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Senior Lender to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Credit Parties” shall mean, collectively, Borrower and Guarantor.

“Distribution” shall mean, with respect to any indebtedness, obligation or security  any payment or distribution by any Credit Party of cash on account of such indebtedness, obligation or security.

“Enforcement Action” shall mean (a) to take from or for the account of any Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party, including the Collateral.

“Lien” shall mean “Lien” as defined in the Senior Credit Agreement or any similar term in any Senior Debt Document that replaces the Senior Credit Agreement in connection with a Permitted Refinancing.

“Paid in Full” or “Payment in Full” shall mean the payment in full in cash of all Senior Debt and termination of all commitments to lend under the Senior Debt Documents.

“Permitted Refinancing” shall mean any refinancing, extension or replacement of the Senior Debt under the Senior Debt Documents).

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Debt Documents and pursuant to which the Senior Debt under the Senior Debt Documents is refinanced, extended or replaced, as such financing documentation may be amended, supplemented, replaced, refinanced, extended or otherwise modified from time to time in compliance with this Agreement.

“Permitted Subordinated Debt Payments” shall mean payments of principal or interest by awarding the equivalent value of the same in stock of Borrower. For purposes of clarity, Permitted Subordinated Debt Payments shall not include payments of cash of any kind, including, but not limited to, checks, wires, money orders, certificates of deposit, cashier’s checks, or certified checks.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, whether initiated under the Bankruptcy Code, any other similar federal or state statute or any other applicable law.

“Senior Debt’ shall mean, collectively, all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding under the Bankruptcy Code, without regard to whether or not such interest, fees, costs and expenses are an allowed claim.

“Senior Debt Documents” shall mean the Senior Credit Agreement and all loan documents executed in connection therewith and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

“Senior Default” shall mean any “Event of Default” under the Senior Debt Documents.

“Senior Lender” shall mean the holder of the Senior Debt.

“Subordinated Debt” shall mean all of the obligations, liabilities and indebtedness of each Credit Party to each Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

“Subordinated Debt Documents” shall mean the Subordinated Notes, any pledge, security or other collateral agreements with respect to the Subordinated Debt, any other guaranties with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time, as permitted hereunder.

2.	Subordination.

2.1. Subordination of Subordinated Debt to Senior Debt.  Each Credit Party covenants and agrees, and each Subordinated Creditor hereby covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Debt; provided, however, in the event of a default under the Subordinated Debt Documents, and a liquidation of the Collateral, proceeds from such liquidation may be paid first to the Subordinated Creditors until Payment in Full of the Subordinated Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2. Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving any Credit Party prior to the Payment in Full of the Senior Debt:

(a) All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of Subordinated Debt, except in the case of liquidation of the Collateral, in which case the proceeds from the liquidation of the Collateral shall be paid first to the Subordinated Creditors until Payment in Full of the Subordinated Debt.

(b) Except as set forth below, any Distribution, whether in cash which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full; provided, however that Distributions constituting proceeds from the liquidation of the Collateral, in which case the proceeds from the liquidation of the Collateral shall be paid first to the Subordinated Creditors until Payment in Full of the Subordinated Debt.  Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender, for the benefit of the Senior Lender, for application to the Senior Debt until Payment in Full of all Senior Debt.  Each Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any Liens securing the Senior Debt.

(d) Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender his agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 10 days before the expiration of the time to vote any such claim; provided Senior Lender shall not have any obligation to execute, verify, deliver, file and/or vote any such proof of claim.  In the event that Senior Lender votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

(e) This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditors even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3. Subordinated Debt Payment Restrictions.  Notwithstanding the terms of the Subordinated Debt Documents, each Credit Party hereby agrees that it may not make, and each Subordinated Creditor hereby agrees that he will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full.  Notwithstanding the immediately preceding sentence, subject to the terms of Section 2.2, the Credit Parties may make, and Subordinated Creditor may accept, Permitted Subordinated Debt Payments so long as no Senior Default then exists or would be caused thereby.

2.4. Subordinated Debt Standstill Provisions.  Until the Senior Debt is Paid in Full, no Subordinated Creditor shall, without the prior written consent of Senior Lender take any Enforcement Action with respect to the Subordinated Debt.  Notwithstanding the foregoing, subject to the provisions of Section 2.2(d), each Subordinated Creditor may file proofs of claim against any Credit Party in any Proceeding involving such Credit Party.  Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor, except for Distributions resulting from the sale of the Collateral,  shall in any event be held in trust by him for the benefit of Senior Lender and promptly paid or delivered to Senior Lender for the benefit of Senior Lender in the form received until all Senior Debt is Paid in Full.

2.5. Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or accepted by any Subordinated Creditor under this Agreement is made and received by any Subordinated Creditor, such Distribution shall be held in trust by such Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6. Subordination of Liens and Security Interests; Agreement Not to Contest; Sale of Collateral; Release of Liens and Security Interests.

(a) Until the Subordinated Debt has been Paid in Full, any Liens of Senior Lender in the Collateral which may exist shall be and hereby are subordinated for all purposes and in all respects to the Liens of Subordinated Creditors in the Collateral, regardless of the time, manner or order of the creation, granting, attachment or perfection of any such Liens. Each of Senior Lender and  Subordinated Creditor agrees that it (A) will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, the Subordinated Debt, the Subordinated Loan Documents, the Liens of the Subordinated Creditors  or the Liens of Senior Lender in the Collateral, (B) will not object to or oppose any motion by Senior Lender or Subordinated Creditors to lift any automatic stay arising under the Bankruptcy Code (or any order issued by a court in a Proceeding), (C) not object to or oppose any use of, and will consent to, any cash collateral use or debtor in possession financing consented to by Senior Lender on such terms and conditions as Senior Lender, in its sole discretion, may decide.  Each Subordinated Creditor further agrees that it shall not, without the prior written consent of the Senior Lender, (i) commence or continue any Proceeding, propose any plan of reorganization, compromise, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization, compromise, arrangement or proposal that would impair the rights of the Senior Lender or (ii) at any time that it has any Lien in any Collateral, commence or continue any Proceeding, propose any plan of reorganization, compromise, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization, compromise, arrangement or proposal that is opposed by Senior Lender, or oppose any plan of reorganization, compromise, arrangement, proposal or liquidation supported by Senior Lender.

(b) Until the Payment in Full of the Senior Debt occurs, each Subordinated Creditor hereby irrevocably constitutes and appoints the Senior Lender and any officer or agent of the Senior Lender, with full power of substitution, as his true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Creditor or such holder or in the Senior Lender’s own name, from time to time in the Senior Lender’s discretion, for the purpose of carrying out the terms of this Section 2.6, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.6, including any endorsements or other instruments of transfer or release.

(c) Until the Payment in Full of the Senior Debt occurs, no Subordinated Creditor shall demand or accept the grant of any additional Liens on any asset of any Credit Party or any of its Subsidiaries to secure any Subordinated Debt unless such Credit Party or such Subsidiary has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Debt.

2.7. Sale, Transfer or other Disposition of Subordinated Debt.

(a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document without the prior written consent of Senior Lender.

(b) Notwithstanding the failure of any Subordinated Creditor to comply with Section 2.7(a), the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors, assigns, heirs and legal representatives of such Subordinated Creditor, as provided in Section 10 hereof.

2.8. Intentionally left blank.

2.9. Obligations Hereunder Not Affected.  All rights and interest of Senior Lender hereunder, and all agreements and obligations of Subordinated Creditors and Credit Parties hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document evidencing any of the Senior Debt;

(b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c) any exchange, release or non-perfection of any collateral for all or any of the Senior Debt;

(d) any failure of Senior Lender to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;

(e) any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Credit Parties and Subordinated Creditors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Credit Parties (other than payment or performance) in respect of the Senior Debt or any Subordinated Creditor in respect of this Agreement.

Each Subordinated Creditor acknowledges and agrees that each Senior Lender may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing any Subordinated Creditor's obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Senior Lender in its sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Credit Party or any other Person.

2.10. Marshaling.  Each Subordinated Creditor hereby waives any rights he may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Lender to marshal any property of any Credit Party for the benefit of such Subordinated Creditor.

2.11. Application of Proceeds from Sale or other Disposition of the Collateral.  In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied first to the Subordinated Debt in the order and manner determined by Subordinated Creditors in accordance with the Subordinated Debt Documents until such time as the Subordinated Debt is Paid in Full, thereafter, all remaining proceeds shall be applied to the Senior Debt.

2.12. Rights Relating to Subordinated Lender’s Actions with respect to the Collateral.  Each Subordinated Creditor hereby agrees that it will not sell the Collateral, or authorize the sale of the Collateral without Senior Lender’s consent, which consent shall not be unreasonably withheld.

3.	Modifications.

3.1. Modifications to Senior Debt Documents.  Senior Lender may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner any agreement, note, guarantee or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2. Modifications to Subordinated Debt Documents.  Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents.

4.
Waiver of Certain Rights by Subordinated Creditors.  Each Subordinated Creditor hereby waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement, and each Subordinated Creditor expressly consents to reliance by the Senior Lender upon the subordination and other agreements as herein provided.

5.
Representations and Warranties of Subordinated Creditors.  To induce Senior Lender to execute and deliver this Agreement, Agent, on behalf of each Subordinated Creditor, hereby represents and warrants to Senior Lender that as of the date hereof: (a) this Agreement has been duly executed and delivered by the Agent who has the authority to act on behalf of the Subordinated Creditors; (b) this Agreement is the legal, valid and binding obligation of the Subordinated Creditors, enforceable against such Subordinated Creditors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (c) the Subordinated Creditors are the sole owners, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt on the date hereof.

6.
Subrogation.  Subject to the Payment in Full of the Senior Debt and the terms of this Agreement, except as specifically provided in this Agreement to the contrary, each Subordinated Creditor shall be subrogated to the rights of Senior Lender to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full.  If Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of a Credit Party or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent any Subordinated Creditor has received proceeds, payments or other amounts to which such Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, such Subordinated Creditor shall turn over such proceeds, payments or other amounts to Senior Lender for reapplication to the Senior Debt.  A Distribution made pursuant to this Agreement to Senior Lender which otherwise would have been made to any Subordinated Creditor is not, as between the Credit Parties and Subordinated Creditors, a payment by the Credit Parties to or on account of the Subordinated Debt.

7.
Right To Purchase Loan.  Without limiting any provisions of applicable law, Subordinated Creditors agree that Senior Lender shall be entitled to purchase the Subordinated Notes and Subordinated Debt Documents (excluding the warrants issued by the Borrower to the Subordinated Creditors) by paying to Subordinated Creditors the full amount of the Subordinated Debt.   The foregoing purchase right shall be exercisable upon not less than ten (10) days’ notice given at any time after an event of default under either the Senior Debt Documents or the Subordinated Debt Documents.  The following provisions shall apply to any sale of the Subordinated Debt and Subordinated Debt Documents pursuant to this provision:

(a) Such sale shall be non-recourse to Subordinated Creditors and shall be on an “as-is, where-is” basis, without representation or warranty by Subordinated Creditors, except that Subordinated Creditors shall represent with respect to its own interest that: (i) Subordinated Creditors have good title to the Subordinated Debt Documents; (ii) Subordinated Creditors have all requisite right and authority to sell and assign the same; and (iii) the amount of the of the Subordinated Debt is accurate;

(b) At the written request of either Subordinated Creditors or Senior Lender, the parties shall open escrow with Chicago Title Insurance Company or another nationally recognized title insurance company, its affiliate, successor or assign (“Escrow Holder”);

(c) Agent and/or the Subordinated Creditors shall deliver at the closing of such sale, or promptly deposit with the Escrow Holder, if applicable: (i) an allonge executed in favor of Junior Lender (or its Nominee) to be affixed to the Subordinated Notes, in form and substance acceptable to Senior Lender in its reasonable discretion; (ii) the original Subordinated Notes; (iii) a UCC-3, assigning Subordinated Creditors’ UCC-1 filings (if any) against any of the Credit Parties to Senior Lender; (iv) an “omnibus” assignment of the Subordinated Debt Documents; and (v) other documents reasonably required in connection with and in order to more completely effectuate such sale;

(d) The closing date of the sale of the Loan shall take place no less than ten (10) days nor more than thirty (30) days (provided that if the thirtieth day is not a Business Day, then no later than the first Business Day immediately following such 30th day) after the date Senior Lender notifies Agent and/or the Subordinated Creditors that it has exercised the foregoing purchase right (or such earlier date as agreed upon by Senior Lender and Subordinated Creditors);

(e) After such sale, to the extent reasonably required by and at the cost and expense of Senior Lender, Agent and the Subordinated Creditors shall from time to time execute any other documents required to more completely effectuate such sale.

8.
Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and each Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

9.
Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary in order to effect fully the terms of this Agreement.

10.
Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

if to Subordinated Creditors, to Richard Galterio, at

___________________________
___________________________
Fax: (___) ___-_______________
E-mail:______________________

if to any of the Borrower or the Guarantor, to Midwest EnergyEmissions Corp.

Attn: Alan Kelley, CEO
500 W Wilson Bridge Rd Ste. 140
Worthington, OH 43085
Fax: (614) 505-7377
E-mail: akelley@midwestemissions.com

In each case, with a copy (for informational purposes only):

Taft Stettinius & Hollister LLP
Attn:  Mitchell D. Goldsmith
111 E. Wacker Drive, Suite 2800
Chicago, Illinois 60601-3713
Fax: (312) 275-7569
E-mail:  mgoldsmith@taftlaw.com

If to the Senior Lender:

c/o Alterna Capital Partners LLC
Attn: Samir Patel
15 River Road, Suite 320
Wilton, Connecticut 06897
Fax: (203) 563-9210
E-Mail: samir.patel@alternacapital.com

With a copy to (for informational purposes only):

Levenfeld Pearlstein, LLC
E-Mail: dsolomon@lplegal.com

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or electronic mail shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

11.
Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lender and the Credit Parties and the successors, assigns, heirs and legal representatives of Agent and Subordinated Creditors.  To the extent permitted under the Senior Debt Documents, Senior Lender may, from time to time, without notice to Agent or any of the Subordinated Creditors, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  Each Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement.  Agent and each Subordinated Creditor further agree that he, she or it will, at the request of Senior Lender, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of any Subordinated Creditor to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

12.
Relative Rights.  This Agreement shall define the relative rights of Senior Lender and Subordinated Creditors. Nothing in this Agreement shall (a) impair, as among the Credit Parties, and Senior Lender and as between the Credit Parties and Subordinated Creditors, the obligation of the Credit Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lender or Subordinated Creditors with respect to any other creditors of the Credit Parties.  The terms of this Agreement shall govern even if all or any part of the Senior Debt or the Liens in favor of Senior Lender are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.

13.
Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

14.	Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.
Counterparts/Electronic Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

16.
Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

17.
Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until Payment in Full of the Senior Debt, on which date this Agreement shall automatically terminate without the necessity of further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further, that a Permitted Refinancing shall not be deemed to be Payment in Full of the Senior Debt.

18.
GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.  EACH SUBORDINATED CREDITOR AND EACH  CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.
WAIVER OF JURY TRIAL.  EACH SUBORDINATED CREDITOR AND EACH  CREDIT PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH SUBORDINATED CREDITOR AND EACH  CREDIT PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Subordinated Creditors, the Credit Parties and Senior Lender have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

Richard Galterio, as agent for the Subordinated Creditors

CREDIT PARTIES: MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation

By:
Name:
Title:

MES, INC., a North Dakota corporation

By:
Name:
Title:

SENIOR LENDER: AC ENERGY MIDWEST LLC
By:
Name:
Title: